Exhibit 99.1

Crescent Energy Announces Pricing of Upsized $300 Million Private Placement of Additional 9.250% Senior Notes Due 2028

July 17, 2023 04:23 PM Eastern Daylight Time

HOUSTON—(BUSINESS WIRE)—Crescent Energy Company (NYSE: CRGY) (“we” or “our”) announced today that its indirect subsidiary Crescent Energy Finance LLC (the “Issuer”) has priced its previously announced private placement pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), to eligible purchasers of $300 million aggregate principal amount of 9.250% Senior Notes due 2028 (the “Notes”). The size of the offering was increased from the previously announced $250 million to $300 million. The Notes mature on February 15, 2028 and pay interest at the rate of 9.250% per year, payable on February 15 and August 15 of each year. The first interest payment on the Notes will be made on August 15, 2023. The Notes were priced at 98% of par, plus accrued and unpaid interest from February 1, 2023. The Issuer intends to use the net proceeds from this offering to repay a portion of the amounts outstanding under its revolving credit facility. This offering is expected to close on July 20, 2023, subject to customary closing conditions.

The Notes are being offered as additional notes under the indenture (the “Indenture”) pursuant to which the Issuer issued, on February 1, 2023, $400 million aggregate principal amount of 9.250% Senior Notes due 2028 (the “Existing Notes”). The Notes will have substantially identical terms, other than the issue date and issue price, as the Existing Notes, and the Notes and the Existing Notes will be treated as a single series of securities under the Indenture and will vote together as a single class.

The Notes and the related guarantees have not been registered under the Securities Act, or any state securities laws, and, unless so registered, the Notes and the guarantees may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Issuer plans to offer and sell the Notes only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.

This communication shall not constitute an offer to sell, or the solicitation of an offer to buy, the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Crescent Energy Company

Crescent Energy Company is a U.S. independent energy company with a portfolio of assets in basins across the lower 48 states.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations. The words and phrases “should”, “could”, “may”, “will”, “believe”, “think”, “plan”, “intend”, “expect”, “potential”, “possible”, “anticipate”, “estimate”, “forecast”, “view”, “efforts”, “target”, “goal” and similar expressions identify forward-looking statements and express our expectations about future events. This communication includes statements regarding this private placement and the use of proceeds therefrom that may contain forward-looking statements within the meaning of federal securities laws. We believe that our expectations are based on reasonable assumptions; however, no assurance can be given that such expectations will prove to be correct. A number of factors could cause actual results to differ materially from the expectations, anticipated results or other forward-looking information expressed in this communication, including of our acquisition of certain interest in oil and gas properties, rights and related assets from Mesquite Comanche Holdings, LLC and SN EF Maverick, LLC (the “Western Eagle Ford Acquisition”), liquidity and financial market conditions, including the inflation, bank failures and associated liquidity risks, rising interest rates and associated central bank policy, commodity price volatility due to actions by the Organization of the Petroleum Exporting Countries (“OPEC”), including announced production cuts by OPEC, and ongoing or new global conflicts such as the ongoing conflict in the Ukraine, adverse market conditions, governmental regulations, and the impact of world health events such as the COVID-19 pandemic. All statements, other than statements of historical facts, included in this communication that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Consequently, actual future results could differ materially from our expectations due to a number of factors, including, but not limited to, those items identified as such in the most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and the risk factors described thereunder, filed by Crescent Energy Company with the U.S. Securities and Exchange Commission.

Many of such risks, uncertainties and assumptions are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. We do not give any assurance (1) that we will achieve our expectations or (2) concerning any result or the timing thereof.

All subsequent written and oral forward-looking statements concerning this offering, the use of proceeds therefrom, the Western Eagle Ford Acquisition, Crescent Energy Company and the Issuer or other matters and attributable thereto or to any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. We assume no duty to update or revise their respective forward-looking statements based on new information, future events or otherwise.

Contacts

Emily Newport

IR@crescentenergyco.com